UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2010

Chesapeake Utilities Corporation
 (Exact name of registrant as specified in its charter)

Delaware	001-11590	51-0064146
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

909 Silver Lake Boulevard, Dover, Delaware	19904
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (302) 734-6799

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 16, 2010, Chesapeake Utilities Corporation (“Chesapeake” or “the Company”) entered into a new $29.1 million credit facility with PNC Bank, N.A. The credit facility, which was structured in the form of a term note, increases the total loan capacity available from PNC Bank, N.A. from $50 million to $79.1 million. Advances made by the bank under the term note will bear interest at LIBOR for the applicable period plus 125 basis points or if LIBOR as an index is not available, the Bank’s Base Rate (as defined in the term note agreement) plus 225 basis points. The term note is being utilized to refinance Florida Public Utilities Company’s 6.85% and 4.90% First Mortgage Bonds that were acquired as part of the merger in October 2009 and then redeemed in January 2010. The Company requested and received an advance of the full amount available under the term note under the LIBOR pricing option. The Company has borrowed under the term note for a nine-month period, with the facility maturing in one year.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CHESAPEAKE UTILITIES CORPORATION

/s/ Beth W. Cooper
Beth W. Cooper
Senior Vice President and Chief Financial Officer

March 18, 2010